Exhibit 5.1

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

October 25, 2011

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, New Jersey 07002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BCB Bancorp, Inc., a New Jersey corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Act, of up to $50,000,000 in aggregate amount of securities, consisting of the following:

(i)	senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities”, and collectively with the Senior Debt Securities, the “Debt Securities”);

(ii)	shares of common stock, no par value, of the Company (“Common Stock”);

(iii)	shares of preferred stock, $0.01 par value, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”);

(iv)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Company (“Warrants”);

(v)	stock purchase contracts of the Company (“Purchase Contracts”); and

(vi)	units comprised of one or more of the securities described above in any combination (“Units”).

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units are referred to herein as the “Securities.”

BCB Bancorp, Inc.

October 25, 2011

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), and the Debentures are to be issued pursuant to a Junior Subordinated Indenture (the “Junior Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Senior Debt Securities, Subordinated Debt Securities and Debentures are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.

We have examined: (i) the Registration Statement; (ii) the respective forms of Indentures filed as exhibits to the Registration Statement; (iii) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; (iv) corporate proceedings of the Company relating to the registration of the Securities and related matters; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning laws other than the Federal laws of the United States and the laws of the State of New Jersey and we are expressing no opinion as to the effect of the laws of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction (except Federal securities laws). Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (ii) a prospectus supplement and any required pricing supplement will have been filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if

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October 25, 2011

appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an Indenture, Preferred Share Designations (as defined below), Deposit Agreement, Warrant Agreement, Purchase Contract, Unit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

(1) Debt Securities. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

(2) Preferred Stock. With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of amendment to the Company’s Certificate of Incorporation providing for the issuance of a series of Preferred Stock (referred to herein as a “Preferred Share Designation”) and the filing of the Preferred Share Designation with the New Jersey Department of State, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of

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October 25, 2011

such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(3) Depositary Shares. With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, such Depositary Shares will constitute valid and binding obligations of the Company.

(4) Common Stock. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

(5) Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

(6) Units. With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering

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thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Units, upon payment of the applicable consideration, such Units will constitute valid and binding obligations of the Company.

(7) Purchase Contracts. With respect to any Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the issuance, terms, execution and delivery of the Purchase Contracts and the terms of the offering thereof and related matters, (b) the Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, and (c) the Purchase Contracts have been issued and sold upon payment of the consideration therefor provided for therein, such Purchase Contracts will constitute valid and binding obligations of the Corporation.

(8) Debentures and Guarantee. When the Registration Statement has become effective under the Act and the terms of the Debentures and of their issuance and sale have been duly established in conformity with the Junior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debentures have been duly executed and authenticated in accordance with the Junior Indenture and issued and sold to such trust as contemplated in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Opinions” in the Prospectus. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

BCB Bancorp, Inc.

October 25, 2011

We assume no obligation to advise you of any events that occur subsequent to the date of this opinion. This opinion is being furnished to you solely for your benefit and may not be relied upon by any other person or for any other purpose and it should not be quoted in whole or in part or otherwise referred to or be filed with or furnished to any governmental agency or other person or entity without our prior express written consent.

Very truly yours,

/s/ LUSE GORMAN POMERENK & SCHICK
LUSE GORMAN POMERENK & SCHICK,
A Professional Corporation